Exhibit 99.2

Named Executive Officer Compensation 2017 Peer Group
(GENERAL INDUSTRY)

A.O. Smith	Cubic	HNTB
Aimia	Curtiss-Wright	Houghton Mifflin Harcourt Publishing
Alexion Pharmaceuticals	D&B	Hunt Consolidated
American Express Global Business Travel	Deluxe	Husky Injection Molding Systems*
American Sugar Refining	Dematic Group	IDEX Corporation
Americas Styrenics	DJO Global	IMS Health
Ansell	Diebold	IDEXX Laboratories
ARM	Donaldson	Ingenico*
Armstrong World Industries	Eastman Kodak	Intelsat
Axiall	Edwards Lifesciences	International Flavors & Fragrances
BMC Software	Endo	Irvine
Bob Evans Farms	EnPro Industries	Itron
Brembo*	Equifax	J.Crew
Broadridge Financial Solutions	ESCO	Jack in the Box
Cabot	Esterline Technologies	K. Hovnanian Companies
Capsugel	Forsythe Technology	KB Home
Carlson Rezidor Hotel Group*	G&K Services	Kennametal
Catalent Pharma Solutions	Garmin	Keysight Technologies
Catalyst Paper	General Atomics	Kinross Gold
CDI Corporation	Glatfelter	Ledcor Group of Companies*
CDK Global	Graco	Leprino Foods
Chemtura	H.B. Fuller	Lifetouch
Cimpress	Haribo*	Lincoln Electric
Clearwater Paper Corporation	Harsco	Magellan Midstream Partners
Columbia Sportswear	HAVI Global Solutions	Makino*
Convergys	Hearthside Food Solutions	Martin Marietta Materials
Cooper Standard Automotive	Herman Miller	Materion
Cott Corporation	Hexcel	Matthews International
Mettler-Toledo	HNI	Meredith
Motorsport Aftermarket Group	Scripps Networks Interactive	TripAdvisor
Multi-Color	Sensient Technologies	Tupperware Brands
NBTY	ServiceMaster Company	Underwriters Laboratories
New York Times	Snyder's-Lance	Unisys
Nortek	SPX Corporation	Vantiv
Nu Skin Enterprises	SPX FLOW	Vectrus
Nuance Communications	Stantec	Ventura Foods
Outerwall	Steelcase	Vertex Pharmaceuticals
PAREXEL	Stolt-Nielsen	Viad
Parsons	SunCoke Energy	Vista Outdoor
PolyOne	SunOpta	Visteon
Purdue Pharma	TeleTech	Vulcan Materials
Rackspace	Tempur Sealy	W.R. Grace
Rayonier Advanced Materials	Teradata	Watts Water Technologies
Revlon	Timken	Wendy's Group
Sabre Corporation	TimkenSteel	West Pharmaceutical Services
Sage Software*	Toro	Wilsonart
SAS Institute	Total System Services (TSYS)	Wood Mackenzie*
Scholastic	TransUnion	Worthington Industries
Schwan Food Company	Travelport	Xilinx
Scotts Miracle-Gro	Tribune Media	YP

*Subsidiary